UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2022 (December 2, 2022)

COJAX OIL AND GAS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	333-257331	46-1892622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Wilson Boulevard Suite E-605 Arlington, Virginia 22201
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(703) 216-8606
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02 Unregistered Sales of Equity Securities

On December 2, 2022, the board of directors of CoJax Oil and Gas Corporation (the “Company”) approved and authorized, by unanimous written consent, the issuance of 1,500,000 shares of common stock, $0.01 par value per share, valued at $2.00 per share (the “Shares”), to Taxodium Energy, LLC, a Mississippi limited liability company (“Taxodium” or “Assignor”). At the request and the instructions of Taxodium, the Company issued the Shares to all members of Taxodium on the pro rata basis of their ownership interest in Taxodium.

The Shares were issued by the Company in consideration of the sale and assignment (the “Assignment”) of the wells, facilities, and all of the Assignor’s title, rights, and interest in and to certain properties located in Mississippi, collectively known as “Buckley,” to Barrister Energy LLC, a wholly-owned subsidiary of the Company organized under the laws of Mississippi.  The Assignment was completed on December 2, 2022, with an effective date of October 15, 2022, for accounting purposes.

The Company issued the Shares in reliance upon an exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COJAX OIL AND GAS CORPORATION

Date: December 8, 2022	By:	/s/ Jeffrey J. Guzy
Jeffrey J. Guzy
Chief Executive Officer